EXHIBIT 5.1
 December 26, 2000


Board of Directors
Viacom Inc.
1515 Broadway
New York, NY 10036

                                   Viacom Inc.

Ladies and Gentlemen:

                  We have acted as counsel for Viacom Inc. (the "Company") in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission (the "Commission") relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities of the Company with an aggregate offering price of up to $5,000,000,000 or the equivalent thereof in one or more foreign currencies: (i) senior debt securities (the "Senior Debt") and senior subordinated debt securities (the "Senior Subordinated Debt", and together with the Senior Debt, the "Debt Securities"); (ii) preferred stock (the "Preferred Stock"); (iii) warrants to purchase Debt Securities or Preferred Stock (the "Warrants"); and (iv) common stock (the "Common Stock") which may be issued upon conversion of the Debt Securities or Preferred Stock. The Debt Securities, the Warrants, the Preferred Stock and the Common Stock are collectively referred to as the "Securities".

                  The Senior Debt will be issued in one or more series pursuant to a senior indenture (the "Senior Indenture") to be entered into between the Company and The Bank of New York, as trustee (the "Senior Trustee"). The Senior Subordinated Debt will be issued in one or more series pursuant to a senior subordinated indenture (the "Senior Subordinated Indenture") to be entered into between the Company and The Bank of New York, as trustee (the "Senior Subordinated Trustee"). The Warrants will be issued under one or more debt warrant agreements (each, a "Warrant Agreement"), each to be entered into between the Company and a financial institution identified therein as the warrant agent (each, a "Warrant Agent").

                  In our capacity as counsel to the Company we have examined (i) the Registration Statement, (ii) the form of Senior Indenture filed as an exhibit to the Registration Statement, (iii) the form of Senior Subordinated Indenture filed as an exhibit to the Registration Statement, (iv) the form of Warrant Agreement filed as an exhibit to the Registration Statement and (v) the originals, or copies identified to our satisfaction, of such corporate records of Viacom, certificates of public officials, officers of Viacom, and other persons, and such other documents,



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agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of Viacom and others.

                  Our opinions set forth below are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States and we do not express any opinion herein concerning any other laws.

                  Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

                  1. The Senior Indenture has been duly authorized and, when duly executed and delivered by the Company and duly authorized, executed and delivered by the Senior Trustee, the Senior Indenture will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

                  2. The Senior Debt has been duly authorized and, when (i) the final terms thereof have been duly established and approved and (ii) the Senior Debt has been duly executed by the Company and authenticated by the Senior Trustee in accordance with the Senior Indenture and delivered to and paid for by the purchasers thereof, the Senior Debt will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the Senior Indenture.

                  3. The Senior Subordinated Indenture has been duly authorized and, when duly executed and delivered by the Company and duly authorized, executed and delivered by the Senior Subordinated Trustee, the Senior Subordinated Indenture will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

                  4. The Senior Subordinated Debt has been duly authorized and, when (i) the final terms thereof have been duly established and approved and
(ii) the Senior Subordinated Debt has been duly executed by the Company and authenticated by the Senior Subordinated Trustee in accordance with the Senior Subordinated Indenture and delivered to and paid for by the purchasers thereof, the Senior Subordinated Debt will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the Senior Subordinated Indenture.

                  5. The Warrant Agreements have been duly authorized and, when duly executed and delivered by the Company and duly authorized, executed and delivered by the applicable

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Warrant Agent, the Warrant Agreements will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms.

                  6. The Warrants have been duly authorized and, when (i) the final terms thereof have been duly established and approved and (ii) certificates representing the Warrants have been duly executed by the Company and countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers thereof, the Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the applicable Warrant Agreement.

                  7. The Preferred Stock has been duly authorized and, (i) when the final terms thereof have been duly established and approved (ii) certificates representing the Preferred Stock have been duly executed by the Company and delivered to and paid for by the purchasers thereof and (iii) all corporate action necessary for issuance of the Preferred Stock has been taken, including the adoption of a Certificate of Designations relating thereto, the Preferred Stock will be validly issued, fully paid and non-assessable.

                  8. The Common Stock has been duly authorized and, when (i) the final terms thereof have been duly established and approved and (ii) certificates representing the Common Stock have been duly executed by the Company and delivered to and paid for by the purchasers thereof, the Common Stock will be validly issued, fully paid and non-assessable.

                  The opinions set forth in paragraphs 1. through 6. above are subject, as to enforcement, to (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus.


                                                            Very truly yours,

                                                            SHEARMAN & STERLING



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